EXHIBIT 32




CERTIFICATION


 Pursuant to 18 U.S.C. 1350 as adopted by Section 906
     of the Sarbanes-Oxley Act of 2002



     Each of the undersigned, Keith E. Trost, President of
Sears Roebuck Acceptance Corp. (the "Company"), and George F. Slook, Vice President, Finance of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on
Form 10-Q for the quarter ended October 2, 2004  (the ''Report'').

Each of the undersigned hereby certifies that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 8, 2004



/s/ Keith E. Trost
------------------
Keith E. Trost
President


/s/ George F. Slook
-------------------
George F. Slook
Vice President, Finance



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